			Exhibit 99.1
THE PHARMACEUTICALS BUSINESS OF COVIDIEN PLC
COMBINED STATEMENTS OF INCOME (Unaudited)
(dollars in millions)

	Six Months Ended	Quarter Ended
	March 29, 2013	March 29, 2013	December 28, 2012

Net sales	$1,089.3	$585.3	$504.0
Cost of sales	582.3	311.8	270.5
Gross profit	507.0	273.5	233.5

Selling, general and administrative expenses	307.5	160.7	146.8
Research and development expenses	77.6	39.2	38.4
Separation costs	26.4	14.4	12.0
Restructuring charges, net	6.6	6.4	0.2
Gain on divestiture	(1.4)	(0.7)	(0.7)
Operating income	90.3	53.5	36.8

Other income, net	0.2	—	0.2
Interest expense	(0.2)	(0.1)	(0.1)
Interest income	0.1	0.1	—
Income from continuing operations before income taxes	90.4	53.5	36.9

Provision for income taxes	36.1	19.0	17.1
Income from continuing operations	54.3	34.5	19.8

Loss from discontinued operations, net of income taxes	(1.1)	(0.5)	(0.6)
Net income	$53.2	$34.0	$19.2

THE PHARMACEUTICALS BUSINESS OF COVIDIEN PLC
COMBINED STATEMENTS OF INCOME (Unaudited)
(dollars in millions)

	Fiscal Year Ended	Quarter Ended
	September 28, 2012	September 28, 2012	June 29, 2012	March 30, 2012	December 30, 2011

Net sales	$2,056.2	$513.1	$516.3	$523.1	$503.7
Cost of sales	1,091.4	279.8	273.1	269.6	268.9
Gross profit	964.8	233.3	243.2	253.5	234.8

Selling, general and administrative expenses	551.7	140.4	137.2	144.0	130.1
Research and development expenses	144.1	36.6	35.2	35.2	37.1
Separation costs	25.5	8.1	7.2	6.2	4.0
Restructuring charges, net	11.2	0.7	5.0	1.8	3.7
Gain on divestiture	(2.9)	(0.7)	(0.8)	(0.7)	(0.7)
Operating income	235.2	48.2	59.4	67.0	60.6

Other income, net	1.0	0.2	0.1	0.2	0.5
Interest expense	(0.5)	(0.1)	(0.1)	(0.1)	(0.2)
Interest income	0.4	—	0.1	—	0.3
Income from continuing operations before income taxes	236.1	48.3	59.5	67.1	61.2

Provision for income taxes	94.8	21.0	24.4	24.8	24.6
Income from continuing operations	141.3	27.3	35.1	42.3	36.6

Loss from discontinued operations, net of income taxes	(6.7)	(1.1)	(1.9)	(3.4)	(0.3)
Net income	$134.6	$26.2	$33.2	$38.9	$36.3

THE PHARMACEUTICALS BUSINESS OF COVIDIEN PLC
ADJUSTED EBITDA RECONCILIATIONS (Unaudited)
(dollars in millions)

	Six Months Ended	Quarter Ended
	March 29, 2013	March 29, 2013	December 28, 2012

Net income	$53.2	$34.0	$19.2
Adjustments:
Interest expense, net	0.1	—	0.1
Provision for income taxes	36.1	19.0	17.1
Depreciation expense (1)	49.2	24.4	24.8
Amortization expense	17.7	8.8	8.9
Loss from discontinued operations, net of income taxes	1.1	0.5	0.6
Other income, net	(0.2)	—	(0.2)
Restructuring charges, net	6.6	6.4	0.2
Separation costs	26.4	14.4	12.0
Adjusted EBITDA	$190.2	$107.5	$82.7

(1) Includes restructuring-related accelerated depreciation included in cost of sales of $1.3 million, $0.5 million and $0.8 million for the six months ended March 29, 2013, and quarters ended March 29, 2013 and December 28, 2012, respectively.

NON-GAAP FINANCIAL MEASURES
This schedule presents adjusted EBITDA, a “non-GAAP” financial measure under applicable Securities & Exchange Commission rules and regulations.
Adjusted EBITDA represents earnings before interest, income taxes, depreciation and amortization, adjusted to exclude certain items. These items, if applicable, include discontinued operations; other income, net; separation costs; restructuring charges, net; immediately expensed up-front and milestone payments; acquisition-related costs; and non-cash impairment charges.
We have provided this non-GAAP financial measure because it is used by management, along with financial measures in accordance with accounting principles generally accepted in the U.S. (“GAAP”), to evaluate our operating performance. Management believes that presenting adjusted EBITDA to investors provides useful information about our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
This non-GAAP financial measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. Our definition of this non-GAAP measure may differ from similarly titled measures used by others.

THE PHARMACEUTICALS BUSINESS OF COVIDIEN PLC
ADJUSTED EBITDA RECONCILIATIONS (Unaudited)
(dollars in millions)

	Fiscal Year Ended	Quarter Ended
	September 28, 2012	September 28, 2012	June 29, 2012	March 30, 2012	December 30, 2011

Net income	$134.6	$26.2	$33.2	$38.9	$36.3
Adjustments:
Interest expense (income), net	0.1	0.1	—	0.1	(0.1)
Provision for income taxes	94.8	21.0	24.4	24.8	24.6
Depreciation expense (1)	103.6	26.5	25.4	26.8	24.9
Amortization expense	27.3	7.0	6.8	6.7	6.8
Loss from discontinued operations, net of income taxes	6.7	1.1	1.9	3.4	0.3
Other income, net	(1.0)	(0.2)	(0.1)	(0.2)	(0.5)
Restructuring charges, net	11.2	0.7	5.0	1.8	3.7
Separation costs	25.5	8.1	7.2	6.2	4.0
Adjusted EBITDA	$402.8	$90.5	$103.8	$108.5	$100.0

(1) Includes restructuring-related accelerated depreciation included in cost of sales of $8.0 million, $1.2 million, $1.4 million, $3.2 million and $2.2 million for the fiscal year ended September 28, 2012, and quarters ended September 28, 2012, June 29, 2012, March 30, 2012 and December 30, 2011, respectively.

NON-GAAP FINANCIAL MEASURES
This schedule presents adjusted EBITDA, a “non-GAAP” financial measure under applicable Securities & Exchange Commission rules and regulations.
Adjusted EBITDA represents earnings before interest, income taxes, depreciation and amortization, adjusted to exclude certain items. These items, if applicable, include discontinued operations; other income, net; separation costs; restructuring charges, net; immediately expensed up-front and milestone payments; acquisition-related costs; and non-cash impairment charges.
We have provided this non-GAAP financial measure because it is used by management, along with financial measures in accordance with accounting principles generally accepted in the U.S. (“GAAP”), to evaluate our operating performance. Management believes that presenting adjusted EBITDA to investors provides useful information about our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
This non-GAAP financial measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. Our definition of this non-GAAP measure may differ from similarly titled measures used by others.